EXHIBIT 99.1


                            EXHIBIT I
                         CAPACITY RATES
             PEPCO-Panda Agreement October 24, 1997

               (1)                 (2)                 (3)
             Adjusted            Adjusted            Annual
          Capacity Rates      Capacity Rates        Adjusted
             $/kW/Mo.            $/kW/Mo.       Capacity Payments
Year       Jan. to Oct.        Nov. & Dec.        ($ Millions)
1996            0.00                14.51               0.000
1997           14.51                14.70              25.121
1998           14.70                14.91              24.655
1999           14.91                15.13              41.243
2000           15.13                17.91              42.035
2001           16.96                18.08              49.334
2002           17.84                18.09              49.346
2003           17.88                17.88              49.340
2004           17.88                17.87              49.335
2005           17.88                17.88              49.356
2006           17.41                18.29              48.451
2007           17.56                17.56              48.454
2008           17.54                17.62              48.448
2009           17.41                18.30              48.461
2010           18.12                18.70              50.270
2011           19.11                21.45              52.471
2012           20.32                20.91              48.489
2013           19.94                20.24              48.514
2014           19.71                18.72              48.489
2015           19.79                15.71              48.474
2016           16.86                17.19              43.616
2017           16.42                16.77              43.607
2018           15.97                16.34              43.588
2019           15.54                15.92              43.599
2020           15.12                15.53              43.648
2021           14.82                 0.00              36.369




NOTE:

The table represents a summary of the applicable appendix to the Power Purchase Agreement, reflecting the effects of the proposed agreement with PEPCO. Please note also that column (3) is subject to further adjustment in accordance with the provisions of the Power Purchase Agreement.